Exhibit 23.6

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Smart Sand, Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our Industry Study #3302, “Proppants in North America” published in September 2015.

Very truly yours,

Freedonia Group

/s/ Corinne Gangloff
Name:	Corinne Gangloff
Title:	Media Relations Director

January 10, 2017